Exhibit 10.1

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of June 15, 2016 (the “Effective Date”), is made by and among Carbylan Therapeutics, Inc., a Delaware corporation (“Carnivale”) and the Sellers (as defined below). This Agreement is made pursuant to the Share Purchase Agreement (as defined below) and shall be effective as of the Closing (as defined in the Share Purchase Agreement). Capitalized terms used herein have the respective meanings ascribed thereto in the Share Purchase Agreement unless otherwise defined herein.

WHEREAS, Carnivale and the Sellers are entering into the Share Purchase Agreement on the date hereof pursuant to which the Sellers will acquire shares of Common Stock (as defined below).

WHEREAS, Carnivale and the Sellers deem it to be in their respective best interests to set forth herein their rights in connection with registration, public offerings and sales of the Common Stock and are entering into this Agreement as a condition to, and in connection with, the Sellers entering into the Share Purchase Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants and obligations hereinafter set forth, Carnivale and the Sellers hereby agree as follows:

1.	Certain Definitions.

As used in this Agreement, the following terms shall have the following meanings:

1.1 “Board” means the Board of Directors of Carnivale.

1.2 “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to remain closed.

1.3 “Common Stock” means the common stock, $0.001 par value per share, of Carnivale.

1.4 “Initial Registration Statement” means the initial Registration Statement filed pursuant to Section 2(a) of this Agreement.

1.5 “Seller” shall mean those Persons named as Sellers on Exhibit A.

1.6 “Person” shall be construed broadly to include any individual, partnership, limited liability company, corporation, affiliated group, trust or other legal entity.

1.7 “Registrable Shares” means (i) the shares of Common Stock issued and sold to the Sellers pursuant to the Share Purchase Agreement as set forth on Exhibit A hereto, and (ii) any other securities issued as a dividend or other distribution with respect to or in exchange for or in replacement of the shares replaced in (i) above; provided that a security shall cease to be a Registrable Share upon (A) the sale of such security pursuant to a Registration Statement or Rule 144 under the Securities Act, or (B) such security becomes eligible for sale without restriction by the applicable Seller pursuant to Rule 144.

1.8 “Registration Statement” means any one or more registration statements of Carnivale filed under the Securities Act that covers the resale of any of the Registrable Shares pursuant to the provisions of this Agreement, including (in each case) amendments and supplements to such Registration Statements, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statements

1.9 “Rule 144” means Rule 144 promulgated under the Securities Act or any successor rule thereto or any complementary rule thereto (such as Rule 144A).

1.10 “Share Purchase Agreement” means that certain Share Purchase Agreement dated as of the date hereof, by and among Carnivale, the Company, the Sellers and the Seller Representative (as defined therein), as it may be amended from time to time.

2.	Required Registration.

(a)	Initial Registration Statement.

(i) Promptly following the Closing Date but no later than one hundred fifty (150) days following the Closing Date, Carnivale shall file the Initial Registration Statement with the SEC to include all of the Registrable Shares so as to cover the resale of the Registrable Shares. Subject to Section 2(a)(ii), the Initial Registration Statement shall be on Form S-3. Unless the Initial Registration Statement includes 100% of the Registrable Shares then outstanding, such Registration Statement shall not include any shares of Common Stock or other securities of Carnivale for the account of any other holder (other than shares newly issued by Carnivale in a primary offering) without the prior written consent of Sellers holding at least a majority of the Registrable Shares held by all Sellers then outstanding. The Initial Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided in accordance with Section 3(b) to the Sellers and their counsel prior to its filing or other submission.

(ii) In the event that Form S-3 is not available for the registration of the resale of Registrable Shares hereunder, Carnivale shall (i) register the resale of the Registrable Shares on another appropriate form reasonably acceptable to the Sellers, or (ii) undertake to register the Registrable Shares on Form S-3 promptly after such form is available, provided that Carnivale shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering the Registrable Shares has been declared effective by the SEC.

(b) Effectiveness.

(i) Carnivale shall use commercially reasonable efforts to have each Registration Statement declared effective as soon as practicable after filing, and in any event (x) if the Initial Registration Statement is not subject to review by the SEC, no later than 210 days after the Closing Date, or (y) if the Initial Registration Statement is subject to review by the SEC, 240 days after the Closing Date. Carnivale shall notify the Sellers by facsimile or e-mail as promptly as practicable, and in any event, within twenty-four (24) hours, after any Registration Statement is declared effective and shall simultaneously provide the Sellers with copies of any related prospectus to be used in connection with the sale or other disposition of the securities covered thereby.

(ii) For not more than sixty (60) consecutive days or for a total of not more than ninety (90) days in any twelve (12) month period, Carnivale may suspend the use of any prospectus included in any Registration Statement contemplated by this Section in the event that Carnivale determines in good faith that such suspension is necessary to (A) delay the disclosure of material non-public information concerning Carnivale, the disclosure of which at the time is not, in the good faith opinion of Carnivale, in the best interests of Carnivale or (B) amend or supplement the affected Registration Statement or the related prospectus so that such Registration Statement or prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the case of the prospectus in light of the circumstances under which they were made, not misleading (an “Allowed Delay”); provided, that Carnivale shall promptly (a) notify each Seller in writing of the commencement of an Allowed Delay, but shall not (without the prior written consent of a Seller) disclose to such Seller any material non-public information giving rise to an Allowed Delay and (b) advise the Sellers in writing to cease all sales under the Registration Statement until the end of the Allowed Delay.

(c) Rule 415; Cutback. If at any time the SEC informs Carnivale that all of the Registrable Shares cannot, based on the provisions of Rule 415 under the Securities Act, be registered for resale as a secondary offering on a single Registration Statement, or requires any Seller to be named as an “underwriter”, Carnivale shall use its commercially reasonable efforts to persuade the SEC that the offering contemplated by the Registration Statement is a valid secondary offering and not an offering “by or on behalf of the issuer” as defined in Rule 415 and that none of the Sellers is an “underwriter”. The Sellers shall have the right to participate or have their counsel participate in any meetings or discussions with the SEC regarding the SEC’s position and to comment or have their counsel comment on any written submission made to the SEC with respect thereto. No such written submission shall be made to the SEC to which the Sellers’ Counsel (as defined below) reasonably objects. In the event that, despite Carnivale’s commercially reasonable efforts and compliance with the terms of this Section 2(c), the SEC refuses to alter its position, Carnivale shall (i) remove from the Registration Statement such portion of the Registrable Shares (the “Cut Back Shares”) and/or (ii) agree to such restrictions and limitations on the registration and resale of the Registrable Shares as the SEC may require to assure Carnivale’s compliance with the requirements of Rule 415 (collectively, the “SEC Restrictions”); provided, however, that Carnivale shall not agree to name any Seller as an “underwriter” in such Registration Statement without the prior written consent of such Seller. Any Cut-Back Shares imposed on the Sellers pursuant to this Section 2(c) shall be allocated among the Sellers on a pro rata basis, unless the SEC Restrictions otherwise require or provide or the Sellers otherwise agree. For the avoidance of doubt, for purposes of this Section 2(c), the term “commercially reasonable efforts” shall not require Carnivale to institute or maintain any action, suit or proceeding against the SEC or any member of the Staff of the SEC. In the event Carnivale amends the Initial Registration Statement or files a new Initial Registration Statement, as the case may be, to remove the Cut Back Shares, Carnivale will use its commercially reasonable efforts to file with the SEC, as promptly as allowed by SEC, one or more Registration Statements on Form S-3 or such other form available to register for resale those Registrable Shares that were not registered for resale on the Initial Registration Statement, as amended, or any new Registration Statement.

(d) Notwithstanding anything in this Agreement to the contrary, Carnivale may, by written notice to the Sellers, suspend sales under a Registration Statement after the effective date thereof and/or require that the Sellers immediately cease the sale of shares of Common Stock pursuant thereto and/or defer the filing of any subsequent Registration Statement if Carnivale is engaged in a material merger, acquisition or sale or any other pending development that Carnivale believes may be material, and the Board determines in good faith, by appropriate resolutions, that as a result of such activity, (A) it would be materially detrimental to Carnivale (other than as relating solely to the price of Common Stock) to maintain a Registration Statement at such time or (B) it is in the best interests of Carnivale to suspend sales under such registration at such time. Upon receipt of such notice, each Seller shall immediately discontinue any sales of Registrable Shares pursuant to such registration until such Seller is advised in writing by Carnivale that the current prospectus or amended prospectus, as applicable, may be used. In no event, however, shall this right be exercised to suspend sales beyond the period during which (in the good faith determination of the Board) the failure to require such suspension would be materially detrimental to Carnivale. Carnivale’s rights under this Section 2(d) may be exercised for a period of no more than 30 calendar days at a time and not more than three times in any twelve-month period, without such suspension being considered as part of an Allowed Delay. Immediately after the end of any suspension period under this Section 2(d), Carnivale shall use commercially reasonable efforts (including filing any required supplemental prospectus) to restore the effectiveness of the applicable Registration Statement and the ability of the Sellers to publicly resell their Registrable Shares pursuant to such effective Registration Statement.

3.	Preparation and Filing.

At such time as Carnivale is under an obligation pursuant to the provisions of this Agreement to use commercially reasonable efforts to effect the registration of any Registrable Shares, Carnivale shall, as expeditiously as practicable:

(a) use commercially reasonable efforts to cause a Registration Statement that registers such Registrable Shares to become and remain effective until all of such Registrable Shares have been disposed of;

(b) furnish, at least five (5) Business Days before filing a Registration Statement that registers such Registrable Shares, a prospectus relating thereto or any amendments or supplements relating to such a Registration Statement or prospectus, to one counsel selected by the holders of Registrable Shares requesting such registration (the “Sellers’ Counsel”), copies of all such documents proposed to be filed (it being understood that such five (5) business-day period need not apply to successive drafts of the same document proposed to be filed so long as such successive drafts are supplied to the Sellers’ Counsel in advance of the proposed filing by a period of time that is customary and reasonable under the circumstances);

(c) prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective until all of such Registrable Shares have been disposed of and to comply with the provisions of the Securities Act with respect to the sale or other disposition of such Registrable Shares;

(d) notify Sellers’ Counsel in writing (i) of the receipt by Carnivale of any notification with respect to any comments by the SEC with respect to such Registration Statement or prospectus or any amendment or supplement thereto or any request by the SEC for the amending or supplementing thereof or for additional information with respect thereto, (ii) of the receipt by Carnivale of any notification with respect to the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or prospectus or any amendment or supplement thereto or the initiation or threatening of any proceeding for that purpose and (iii) of the receipt by Carnivale of any notification with respect to the suspension of the qualification of such Registrable Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purposes;

(e) use commercially reasonable efforts to register or qualify such Registrable Shares under such other securities or blue sky laws of such jurisdictions as the Sellers reasonably request and do any and all other acts and things which may be reasonably necessary or advisable to enable the Sellers to consummate the disposition in such jurisdictions of the Registrable Shares owned by the Sellers; provided however, that Carnivale will not be required to qualify generally to do business, subject itself to general taxation or consent to general service of process in any jurisdiction where it would not otherwise be required to do so but for this paragraph (e) or to provide any material undertaking or make any changes in its Bylaws or Certificate of Incorporation which the Board determines to be contrary to the best interests of Carnivale or to modify any of its contractual relationships then existing;

(f) furnish to the Sellers such number of copies of a prospectus, if any, or other prospectus, including a preliminary prospectus, and all amendments and supplements thereto, in conformity with the requirements of the Securities Act, and such other documents as such Sellers may reasonably request in order to facilitate the public sale or other disposition of such Registrable Shares;

(g) without limiting subsection (e) above, use commercially reasonable efforts to cause such Registrable Shares to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of Carnivale to enable the Sellers holding such Registrable Shares to consummate the disposition of such Registrable Shares;

(h) notify the Sellers holding such Registrable Shares on a timely basis at any time when a prospectus relating to such Registrable Shares is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and, at the request of the Sellers, prepare and furnish to such Sellers a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the offerees of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(i) subject to the execution of confidentiality agreements in form and substance satisfactory to Carnivale, make available upon reasonable notice and during normal business hours, for inspection by the Sellers holding such Registrable Shares, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by the Sellers or underwriter (collectively, the “Inspectors”), all pertinent financial and other records, pertinent corporate documents and properties of Carnivale (collectively, the “Records”), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause Carnivale’s officers, directors and employees to supply all information (together with the Records, the “Information”) reasonably requested by any such Inspector in connection with such Registration Statement. Any of the Information which Carnivale determines in good faith to be confidential, and of which determination the Inspectors are so notified, shall not be disclosed by the Inspectors unless (a) the disclosure of such Information is necessary to avoid or correct a material misstatement or omission in the Registration Statement, (b) the release of such Information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or (c) such Information has been made generally available to the public through no breach of the nondisclosure obligations of the Inspectors or their affiliates; the Sellers agree that they will, upon learning that disclosure of such Information is sought in a court of competent jurisdiction, give notice to Carnivale and allow Carnivale, at Carnivale expense, to undertake appropriate action to prevent disclosure of the Information deemed confidential;

(j) in the event of an underwritten public offering, use commercially reasonable efforts to obtain from its independent certified public accountants “cold comfort” letters in customary form and at customary times and covering matters of the type customarily covered by cold comfort letters;

(k) use commercially reasonable efforts to obtain from its counsel an opinion or opinions in customary form;

(l) provide a transfer agent and registrar (which may be the same entity and which may be Carnivale) for such Registrable Shares;

(m) issue to any underwriter to which the Sellers holding such Registrable Shares may sell shares in such offering certificates evidencing such Registrable Shares;

(n) list and maintain the listing of such Registrable Shares on any national securities exchange on which any shares of Common Stock are listed or, if the Common Stock is not listed on a national securities exchange, use commercially reasonable efforts to qualify such Registrable Securities for inclusion on a national securities exchange as the holders of a majority of such Registrable Shares shall reasonably request;

(o) otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC and make available to its securityholders, as soon as reasonably practicable, earnings statements in accordance with Rule 158 of the Securities Act covering a period of twelve (12) months beginning within three (3) months after the effective date of the Registration Statement; and

(p) subject to all the other provisions of this Agreement, use commercially reasonable efforts to take all other steps necessary to effect the registration of such Registrable Shares contemplated hereby.

(q) Each holder of the Registrable Shares, upon receipt of any notice from Carnivale of any event of the kind described in Section 3(h) hereof, shall forthwith discontinue disposition of the Registrable Shares pursuant to the Registration Statement covering such Registrable Shares until such holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(h) hereof, and, if so directed by Carnivale, such holder shall deliver to Carnivale all copies, other than permanent file copies then in such holder’s possession, of the prospectus covering such Registrable Shares at the time of receipt of such notice.

4.	Obligations of the Sellers.

(a) Each Seller shall furnish in writing to Carnivale such information regarding itself, the Registrable Shares held by it and the intended method of disposition of the Registrable Shares held by it, as shall be reasonably required to effect the registration of such Registrable Shares and shall execute such documents in connection with such registration as Carnivale may reasonably request. At least five (5) Business Days prior to the first anticipated filing date of any Registration Statement, Carnivale shall notify each Seller of the information Carnivale requires from such Seller if such Seller elects to have any of the Registrable Shares included in the Registration Statement. A Seller shall provide such information to Carnivale at least two (2) Business Days prior to the first anticipated filing date of such Registration Statement if such Seller elects to have any of the Registrable Shares included in such Registration Statement. It shall be a condition precedent to the obligations of Carnivale to complete the registration pursuant to this Agreement with respect to the Registrable Shares of a particular Seller that (i) such Seller furnish to Carnivale such information regarding itself, the Registrable Shares held by it and the intended method of disposition of the Registrable Shares held by it as shall be reasonably required to effect the effectiveness of the registration of such Registrable Shares, and (ii) the Seller execute such customary documents in connection with such registration as Carnivale may reasonably request.

(b) Each Seller, by its acceptance of the Registrable Shares agrees to cooperate with Carnivale as reasonably requested by Carnivale in connection with the preparation and filing of a Registration Statement hereunder, unless such Seller has notified Carnivale in writing of its election to exclude all of its Registrable Shares from such Registration Statement.

(c) Each Seller agrees that, upon receipt of any notice from Carnivale of either (i) the commencement of an Allowed Delay pursuant to Section 2(b)(ii), or (ii) the happening of an event pursuant to Section 3(h) hereof, such Seller will immediately discontinue disposition of Registrable Shares pursuant to the Registration Statement covering such Registrable Shares, until the Seller is advised by Carnivale that such dispositions may again be made.

(d) Each Seller covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it or an exemption therefrom in connection with sales of Registrable Shares pursuant to the Registration Statement.

5.	Expenses.

All expenses (other than underwriting discounts and commissions relating to the Registrable Shares, as provided in the last sentence of this Section 5) incurred by Carnivale in complying with Sections 2 and 3, including, without limitation, all registration and filing fees (including all expenses incident to filing with NASD), fees and expenses of complying with securities and blue sky laws, printing expenses, fees and expenses of Carnivale’s counsel and accountants and reasonable fees and expenses of one Sellers’ Counsel (such Sellers’ Counsel’s fees and expenses not to exceed $50,000) shall be paid by Carnivale. All underwriting discounts and selling commissions applicable to the Registrable Shares shall be borne by the holders selling such Registrable Shares, in proportion to the number of Registrable Shares sold by each such holder.

6.	Indemnification.

(a) In connection with any registration of any Registrable Shares under the Securities Act pursuant to this Agreement, Carnivale shall indemnify and hold harmless the holders of Registrable Shares, each underwriter, broker or any other Person acting on behalf of the holders of Registrable Shares (including such holders’ directors, officers and agents) and each other Person, if any, who controls any of the foregoing Persons within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several (or actions in respect thereof), to which any of the foregoing Persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or allegedly untrue statement of a material fact contained in the Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein or otherwise filed with the SEC, any amendment or supplement thereto or any document incident to registration or qualification of any Registrable Shares, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any prospectus, necessary to make the statements therein in light of the circumstances under which they were made not misleading, or any violation by Carnivale of the Securities Act or state securities or blue sky laws applicable to Carnivale and relating to action or inaction required of Carnivale in connection with such registration or qualification under such state securities or blue sky laws; and shall reimburse the holders of Registrable Shares, such underwriter, such broker or such other Person acting on behalf of the holders of Registrable Shares and each such controlling Person for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that Carnivale shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action (including any legal or other expenses incurred) arises out of or is based upon an untrue statement or allegedly untrue statement or omission or alleged omission made in said Registration Statement, preliminary prospectus, final prospectus, amendment, supplement or document incident to registration or qualification of any Registrable Shares in reliance upon and in conformity with written information furnished to Carnivale through an instrument duly executed by the holders of Registrable Shares or their counsel or underwriter specifically for inclusion therein; provided further, however that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any untrue statement, allegedly untrue statement, omission or alleged omission made in any preliminary prospectus but eliminated or remedied in the final prospectus (filed pursuant to Rule 424 of the Securities Act), such indemnity agreement shall not inure to the benefit of any holder of Registrable Shares, underwriter, broker or other Person acting on behalf of holders of the Registrable Shares from whom the person asserting any loss, claim, damage, liability or expense purchased the Registrable Shares which are the subject thereof, if a copy of such final prospectus had been made available to such Person and such holder of Registrable Shares, underwriter, broker or other Person acting on behalf of holders of the Registrable Shares within a reasonable period of time prior to the sale, and such final prospectus was not delivered to such Person with or prior to the written confirmation of the sale of such Registrable Shares to such Person.

(b) In connection with any registration of Registrable Shares under the Securities Act pursuant to this Agreement, each holder of Registrable Shares shall severally and not jointly indemnify and hold harmless (in the same manner and to the same extent as set forth in the preceding paragraph of this Section 6) Carnivale, each director of Carnivale, each officer of Carnivale who shall sign such Registration Statement, each underwriter, broker or other Person acting on behalf of the holders of Registrable Shares and each Person who controls any of the foregoing Persons within the meaning of the Securities Act against any losses, claims, damages or liabilities (or actions in respect thereof), to which any of the foregoing Persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or allegedly untrue statement of a material fact contained in the Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein or otherwise filed with the SEC, any amendment or supplement thereto or any document incident to registration or qualification of any Registrable Shares or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any prospectus, necessary to make the statements therein in light of the circumstances under which they were made not misleading, if such untrue statement, allegedly untrue statement, omission or alleged omission was made in reliance upon and in conformity with written information furnished to Carnivale or such underwriter through an instrument duly executed by such holders of Registrable Shares or their counsel or underwriter specifically for inclusion in such Registration Statement, preliminary prospectus, final prospectus, amendment, supplement or document; provided, however, that the maximum amount of liability in respect of such indemnification shall be limited, in the case of each seller of Registrable Shares, to an amount equal to the net proceeds actually received by such seller from the sale of Registrable Shares effected pursuant to such registration.

(c) Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in the preceding paragraphs of this Section 6, such indemnified party will, if a claim in respect thereof may be made against an indemnifying party, give written notice to the latter of the commencement of such action. The failure of any indemnified party to notify an indemnifying party of any such action shall not (unless such failure shall have a material adverse effect on the indemnifying party) relieve the indemnifying party from any liability in respect of such action that it may have to such indemnified party on account of this Section 6. In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided, however, that if any indemnified party shall have reasonably concluded that there may be one or more legal or equitable defenses available to such indemnified party which are additional to or conflict with those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity agreement provided in this Section 6, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party (but shall have the right to participate therein with counsel of its choice) and such indemnifying party shall reimburse such indemnified party and any Person controlling such indemnified party for that portion of the fees and expenses of any counsel retained by the indemnified party which is reasonably related to the matters covered by the indemnity agreement provided in this Section 6. If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it will not be obligated to pay the fees and expenses of more than one counsel with respect to such claim.

(d) If the indemnification provided for in this Section 6 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, liability or action referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such loss, claim, damage, liability or action as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties agree that it would not be just and equitable if contribution pursuant hereto were determined by pro rata allocation or by any other method or allocation which does not take account of the equitable considerations referred to herein. No Person guilty of fraudulent misrepresentation shall be entitled to contribution from any Person.

7.	Underwriting Agreement.

Notwithstanding the provisions of Sections 3, 4, 5, and 6, to the extent that the Sellers shall enter into an underwriting or similar agreement, which agreement contains provisions covering one or more issues addressed in such Sections, the provisions contained in such agreement addressing such issue or issues shall control.

8.	Exchange Act Compliance.

Carnivale shall comply with all of the reporting requirements of the Exchange Act applicable to it (whether or not it shall be required to do so, but specifically excluding Section 14 of the Exchange Act if not then applicable to Carnivale) and shall comply with all other public information reporting requirements of the SEC which are conditions to the availability of Rule 144 for the sale of Common Stock. Carnivale shall cooperate with the Sellers in supplying such information as may be necessary for the Sellers to complete and file any information reporting forms presently or hereafter required by the SEC as a condition to the availability of Rule 144.

9.	Future Rights.

Carnivale shall not, after the date hereof, grant any registration rights to any Person, except registration rights which are subordinate to the rights of the Sellers as described herein, without the consent of the holders of two-thirds of the Registrable Shares then outstanding.

10.	Termination.

This Agreement shall terminate and be of no further force or effect on the first to occur of (i) when all of the Registrable Shares held by the Sellers are eligible to be sold or distributed pursuant to Rule 144 within any consecutive three (3) month period without volume or manner of sale limitations; or (ii) when there shall no longer be any Registrable Shares outstanding.

11.	Benefits of Agreement; Third Party Beneficiary.

This Agreement shall bind and inure to the benefit of Carnivale, the Sellers and the respective successors and assigns of Carnivale and the Sellers.

12.	Entire Agreement.

This Agreement, and the other writings referred to herein or delivered pursuant hereto, contain the entire agreement among the Sellers and Carnivale with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or understandings with respect thereto.

13.	Notices.

Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 5:30 p.m. (Pacific Daylight or Pacific Standard Time, whichever is then in effect) on a business day, (ii) the business day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in the Share Purchase Agreement later than 5:30 p.m. (Eastern Daylight or Eastern Standard Time, whichever is then in effect) on any date and earlier than 11:59 p.m. (Eastern Daylight or Eastern Standard Time, whichever is then in effect) on such date, (iii) the business day following the date of mailing, if sent by nationally recognized overnight courier service, (iv) upon three days after mailing if sent by certified or registered mail or (v) actual receipt by the party to whom such notice is required to be given if delivered by hand. The address for such notices and communications shall be as follows:

(a)	if to Carnivale, to:

39899 Balentine Drive, Suite 200

Newark, CA 94560

Telephone No.: (510) 933-8365

Attention: Chief Executive Officer

With a copy to:

Fenwick & West LLP

1191 Second Ave 10th Floor

Seattle, Washington 98101

Telephone: (206) 389-4510

Fax: (206) 389-4511

Attention: Effie Toshav

(b)	if to the Sellers, to their respective addresses set forth on Exhibit A hereto.

14.	Modifications; Amendments; Waivers.

The terms and provisions of this Agreement may not be modified or amended, nor may any provision be waived, except pursuant to a writing signed by Carnivale and the Sellers holding at least a majority of the Registrable Shares held by all Sellers then outstanding; provided, however, that any modification, amendment or waiver that treats any Seller differently than the other Sellers generally must be approved by such Seller in writing.

15.	Counterparts; Facsimile Signatures.

This Agreement may be executed in any number of original or facsimile counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

16.	Headings.

The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

17.	Governing Law.

This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware without regard to the principles of conflicts of law thereof.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement on the date first written above.

CARBYLAN THERAPEUTICS, INC.

By:	/s/ David M. Renzi
Name:	David M. Renzi
Title:	President and Chief Executive Officer

SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

NOVO A/S	)
acting by its attorney	)	/s/ Thomas Andrew Crockett

SV LIFE SCIENCES FUND IV, L.P.	)
acting by SV LIFE SCIENCES FUND IV	)
(GP), L.P., its sole General Partner,	)
acting by SVLSF IV, LLC, its sole	)
General Partner, acting by its	)
attorney	)	/s/ Nick Coleman, Member, SVLSF IV, LLC

SV LIFE SCIENCES FUND IV	)
STRATEGIC PARTNERS, L.P.	)
acting by SV LIFE SCIENCES FUND IV	)
(GP), L.P., its sole General Partner,	)
acting by SVLSF IV, LLC, its sole	)
General Partner, acting by its	)
attorney	)	/s/ Nick Coleman, Member, SVLSF IV, LLC

THOMAS ANDREW CROCKETT	)
by his attorney	)	/s/ Thomas Andrew Crockett

STEPHEN DONNELLY	)
by his attorney	)	/s/ Thomas Andrew Crockett

CHRISTOPHER YEA	)
by his attorney	)	/s/ Thomas Andrew Crockett

RACHEL MORTEN	)
by her attorney	)	/s/ Thomas Andrew Crockett

ROBERT TANSLEY	)
by his attorney	)	/s/ Thomas Andrew Crockett

SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

Exhibit A

Name, Address, Number of Shares of Common Stock Held by Sellers

Name of Sellers***	Address	No. of Shares of Common Stock
Thomas Andrew Crockett	The Tuns, 118 High Street, Odiham, Hampshire RG291LS, UK	***
Stephen Donnelly	34 Locke Road, Liphook, Hampshire GU30 7DQ, UK	***
Rachel Morten	2 Chapel Cottages, Ashmansworth, Newburym Berks RG20 9SL, UK	***
Novo A/S	Tuborg Havnevej 19 DK 2900 Hellerup, Denmark	***
SV Life Sciences Fund IV, L.P.	One Boston Place, Suite 3900, Boston, MA 02108 USA	***
SV Life Sciences Fund IV Strategic Partners, L.P.	One Boston Place, Suite 3900, Boston, MA 02108 USA	***
Robert Tansley	48 Owlestone Road, Cambridge CB3 9JH	***

Name of Sellers	Address	No. of Shares of Common Stock
Christopher Yea	Sylvan, Yokesford Hill, Romsey SO51 0PF, UK	***

***	To be updated at Closing.